Exhibit 99.1

Boston Private Financial Holdings Reports Fourth Quarter 2009 Results

Boston, MA – January 27, 2010 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (“the Company”) today reported fourth quarter 2009 GAAP net income from continuing operations of $11.9 million, compared to GAAP net income from continuing operations of $390 thousand in the third quarter of 2009. Including the net income from discontinued operations of $31.5 million, which is primarily the gain recognized from the sale of Westfield Capital Management, the Company reported fourth quarter 2009 GAAP net income of $42.2 million. After accounting for non-cash equity adjustments and preferred dividends, BPFH reported fourth quarter 2009 GAAP earnings per share of $0.42 compared to a ($0.61) loss per share in the third quarter of 2009.

For the full year of 2009, the Company reported GAAP net income of $5.2 million. After accounting for non-cash equity adjustments and preferred dividends, BPFH reported a 2009 GAAP loss per share of ($0.52), compared to a GAAP net loss of $388.8 million, or ($8.87) per share, for 2008.

Included in the Company’s current quarter earnings was the gain, net of tax, from the repurchase of a portion of the Company’s outstanding trust preferred securities of approximately $11 million, or $0.16 per share.

“The proactive steps we’ve taken in 2009 to increase capital, reduce credit and operating risk, and create financial flexibility in what remains a difficult economic environment have significantly strengthened our business and set the stage for steady improvement in 2010,” said Chairman and CEO Timothy L. Vaill. “Compared to our third quarter, we realized a satisfying increase in our core deposits, net interest income, wealth advisory fees and investment management fees, while reducing salaries and holding operating expenses essentially flat. Our tangible common equity increased by 9% since the third quarter. In addition, we recently repaid approximately one third of our TARP CPP funds. In keeping with our prudent approach, we plan to repay the balance, subject to regulatory approval, as the economy improves and we feel the timing is appropriate.”

On January 13th, BPFH announced that it had repaid $50 million of the Company’s outstanding $154 million in Series C Preferred Stock issued to the Treasury pursuant to the Capital Purchase Program. This redemption will result in annual savings of $2.5 million, or $0.04 per share, due to the elimination of the associated preferred dividends. A one-time, non-cash, after-tax reduction in earnings per share of $0.04 will be incurred in the first quarter of 2010 due to the acceleration of the Preferred Stock discount accretion.

Key Financials (Note: All comparisons relate only to continuing operations).

•	Revenue for the fourth quarter was $83.4 million, an increase of $17.2 million, or 26%, from $66.2 million in the third quarter. On a year to date basis, Revenue was up 2% to $285.9 million.

•

Net Interest Income for the fourth quarter was $41.1 million, an increase of $1.3 million, or 3.0%, from $39.7 million on a linked quarter basis. On a year to date basis, Net Interest Income was up 6% to $159.5 million.

•	Total fee income was up 3%, or $666 thousand, to $25.8 million in the fourth quarter 2009. On a year to date basis, total fee income was down 10%, or $10.8 million.

•	Operating Expenses for the fourth quarter were $56.0 million, flat from $55.9 million on a linked quarter basis. On a year to date basis, Operating Expenses were up 5% to $221.3 million.

•

Tangible Common Equity/Tangible Assets (“TCE/TA”) as of the end of the fourth quarter was 6.66%, up 35 basis points from 6.31% as of the end of the third quarter, and up 128 basis points from 5.38% as of the end of 2008.

•

Total Balance Sheet Assets as of the end of the fourth quarter were $6.0 billion, up $179.7 million, or 3%, from $5.9 billion as of the end of the third quarter and were down 17% from $7.3 billion as of the end of 2008.

•

Provision for Loan Losses for the fourth quarter was $13.8 million, up $4.7 million, or 52%, from $9.1 million on a linked quarter basis. On a year to date basis, Provision for Loan Losses was down 77% from $196.6 million.

•

Allowance for Loan Losses as a percentage of Total Loans as of the end of the fourth quarter was 1.59%, down 10 basis points, from 1.69% as of the end of the third quarter and up 4 basis points from 1.55% as of the end of 2008.

“We took steps to reduce our credit risk and strengthen our overall financial position, as evidenced by a number of key metrics throughout the fourth quarter,” said David J. Kaye, Chief Financial Officer. “There are numerous tangible examples of our progress, including continued improvement of our TCE/TA ratio, the repurchase of $44.5 million of our outstanding trust preferred securities at a 44% discount to the original issuance price, and declines in both our non-performing and classified assets. In addition, we continued to outperform the industry average for net charge-offs for the year.”

Total Deposits increased 3% as of the end of the fourth quarter to $4.3 billion from the end of the third quarter and were up 14% from the end of 2008. Total Loans decreased 1% as of the end of the fourth quarter to $4.3 billion from the end of the third quarter, but were up 4% from the end of 2008. Since receiving TARP capital, the Company has increased its loans by $215 million and its investments in mortgage-backed securities by approximately $100 million.

Non-Performing Loans as a percentage of Total Loans were 2.10% as of the end of the fourth quarter, down from 2.31% as of the end of the third quarter of 2009. Net Charge-offs for the quarter were $18.4 million, which represented approximately 43 basis points of Total Loans, compared to $7.1 million of Net Charge-offs during the third quarter 2009, or 16 basis points of Total Loans. Past Due Loans (30-89 days) as a percentage of Total Loans increased 23 basis points on a linked quarter basis to 0.49%.

The Wealth Advisory and Investment Management businesses experienced an increase in assets under management (adjusted for affiliate sales) and an increase in fee income during the fourth quarter. Total Assets Under Management/Advisory (“AUM”) increased 2%, or $377 million, to $18.5 billion in the fourth quarter. Total AUM was up 11% on a year-over-year basis. The Company experienced fourth quarter AUM outflows of $133 million, as compared to $107 million of outflows in the prior quarter. AUM outflows for the year were $426 million.

“The actions we took in 2009 to reduce credit risk, strengthen capital and improve our balance sheet have put us in a solid position entering the new year,” Vaill said. “We have sharpened our focus on markets with attractive long-term demographics where our strategy of delivering locally-driven wealth management services is a substantial differentiator. In 2010, we will continue providing support and strength to our affiliates, helping them grow by cultivating personal customer relationships – the connections that truly resonate and endure in the high net worth marketplace.”

Dividend Payments

Concurrent with the release of the fourth quarter 2009 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is February 8, 2010 and the payment date is February 22, 2010.

Non-GAAP Financial Measures

The Company calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, impairment, and the impact of certain non-cash share based compensation plans. The Company uses certain non-GAAP financial measures, such as the TCE/TA ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. (A detailed reconciliation table is attached.)

Conference Call

Management will hold a conference call at 9:00 a.m. Eastern Time on Thursday, January 28, to discuss the financial results in more detail. To access the call:

Dial In #: 800.638.5495

International Dial In #: 617.614.3946

Passcode: 13500857

Replay Information:

Available from 1/28/2010 to 2/04/2010

Dial In #: 888.286.8010

International Dial In #: 617.801.6888

Passcode: 69617701

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of independently operated affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to run independently such that they can best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations.

For more information about BPFH, visit the Company’s web site at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is an independently operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

###

CONTACT:

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

857-598-4779

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, asset management and investment advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

(In thousands, except per share data)	Dec 31, 2009	Dec 31, 2008	Sept 30, 2009
FINANCIAL DATA:

Total Balance Sheet Assets	$6,049,265	$7,282,835	$5,869,589
Total Equity	651,154	648,676	619,176
Cash and Investment Securities	1,387,483	1,132,290	1,170,638
Goodwill	108,692	105,090	105,102
Intangible Assets, Net	41,425	49,961	44,032

Commercial Loans	2,213,020	2,156,908	2,327,291
Construction and Land Loans	315,661	431,717	336,756
Residential Mortgage Loans	1,494,703	1,352,881	1,471,811
Home Equity and Other Consumer Loans	283,656	187,575	194,515

Total Loans	4,307,040	4,129,081	4,330,373

Loans Held for Sale	12,714	36,846	18,308
OREO and Other Repossessed Assets	16,600	12,838	16,442

Deposits	4,255,219	3,748,912	4,141,023
Borrowings	992,034	1,329,898	956,158

Book Value Per Common Share	$9.48	$10.16	$9.03
Market Price Per Share	$5.77	$6.84	$6.47

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$3,479,000	$3,253,000	$3,421,000
Investment Managers	7,048,000	6,381,000	6,972,000
Wealth Advisory	7,161,000	6,235,000	6,928,000
Less: Inter-company Relationship	(18,000)	(16,000)	(18,000)

Consolidated Affiliate Assets Under Management and Advisory	$17,670,000	$15,853,000	$17,303,000

Unconsolidated	825,000	815,000	815,000

Total Unconsolidated Assets Under Management and Advisory	$18,495,000	$16,668,000	$18,118,000

FINANCIAL RATIOS:

Total Equity/Total Assets	10.76%	8.91%	10.55%
Tangible Common Equity/Tangible Assets (2)	6.66%	5.38%	6.31%
Allowance for Loan Losses/Total Loans	1.59%	1.55%	1.69%
Allowance for Loan Losses/Non-Accrual Loans	76%	100%	73%
Allowance for Loan Losses/Classified Loans	48%	71%	49%

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

	Three Months Ended		Three Months Ended Sept 30, 2009	Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008		Dec 31 2009	Dec 31 2008
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$42,824	$39,642	$41,448	$166,594	$157,555
FTE Adjustment	1,767	1,800	1,731	7,109	7,327

Net Interest Income	41,057	37,842	39,717	159,485	150,228

Investment Management and Trust Fees:
Private Banking	5,482	5,137	5,385	20,810	22,303
Investment Managers	9,029	10,060	8,347	33,189	45,076

Total Investment Management Fees	14,511	15,197	13,732	53,999	67,379

Total Wealth Advisory Fees	9,138	8,390	8,927	34,834	34,644
Other Fees	2,158	(855)	2,482	8,772	6,397

Total Fees	25,807	22,732	25,141	97,605	108,420

Investment Gains, Net	345	1,067	1,064	5,803	2,393
(Loss)/Gain on Sale of Loans and OREO, Net	(2,120)	(4,164)	318	4,302	(3,877)
Gain on Retirement of Debt	18,332	2,607	—	18,739	22,513

Total Fees and Other Income	42,364	22,242	26,523	126,449	129,449

Total Revenue	83,421	60,084	66,240	285,934	279,677

Provision for Loan Losses	13,804	15,709	9,099	44,959	196,643

Salaries and Employee Benefits	32,434	29,366	32,868	127,707	129,001
Occupancy and Equipment	6,981	6,339	6,731	26,818	24,406
Professional Services	5,479	4,617	4,429	19,841	18,564
Marketing and Business Development	1,602	1,767	1,447	6,462	7,606
Contract Services and Processing	1,350	1,289	1,323	5,271	5,104
Amortization of Intangibles	2,348	1,728	2,024	8,289	8,070
FDIC Insurance	2,012	838	2,619	9,746	3,309
Other	3,834	3,653	4,495	17,125	15,492

Total Operating Expense	56,040	49,597	55,936	221,259	211,552
Operating Income/(Loss), before Tax	13,577	(5,222)	1,205	19,716	(128,518)
Warrant Expense	—	—	—	—	2,233
Impairment, Net (9)	1,220	7,430	—	1,220	115,260

Income/(Loss) from Continuing Operations, before Tax	12,357	(12,652)	1,205	18,496	(246,011)
Income Tax Expense/(Benefit)	481	(4,086)	815	2,111	(52,795)

Net Income/(Loss) from Continuing Operations	11,876	(8,566)	390	16,385	(193,216)
Net Income/(Loss) from Discontinued Operations (1)	31,501	(16,045)	(30,614)	(7,505)	(191,209)

Net Income/(Loss)	43,377	(24,611)	(30,224)	8,880	(384,425)

Less: Net Income Attributable to the Noncontrolling Interest	1,169	308	1,136	3,649	4,327

Net Income/(Loss) Attributable to the Company	$42,208	$(24,919)	$(31,360)	$5,231	$(388,752)

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

	Three Months Ended		Three Months Ended Sept 30, 2009	Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008		Dec 31 2009	Dec 31 2008
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:

Net Income/(Loss) Attributable to the Company	$42,208	$(24,919)	$(31,360)	$5,231	$(388,752)

Cash Basis Net Income/(Loss) (3)
Book Amortization of Purchased Intangibles, Net	$1,401	$1,236	1,469	$5,853	$6,787
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,059	1,181	1,074	4,268	4,630
Stock options, ESPP, and Other Stock Compensation, Net	864	974	1,158	3,765	71,921
Non-cash Valuation Adjustments, Net	1,220	25,049	—	2,578	258,124
Dividends on Preferred Securities (4)(5)	(1,998)	(715)	(1,998)	(7,862)	(851)

Total Cash Basis Adjustment	$2,546	$27,725	$1,703	$8,602	$340,611

Cash Basis Net Income/(Loss)	$44,754	$2,806	$(29,657)	$13,833	$(48,141)

	Three Months Ended		Three Months Ended Sept 30, 2009	Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008		Dec 31 2009	Dec 31 2008
PER SHARE DATA:
Calculation of Net Income/(Loss) for EPS:

Net Income/(Loss) from Continuing Operations	$11,876	$(8,566)	$390	$16,385	$(193,216)
Net Income Attributable to Noncontrolling Interests	1,169	308	1,136	3,649	4,327

Net Income/(Loss) from Continuing Operations Attributable to the Company	$10,707	$(8,874)	$(746)	$12,736	$(197,543)
Increase in Redemption Value, Net	(1,730)	—	(2,002)	(6,503)	—
Accretion of Beneficial Conversion Feature (4)	(9,731)	(3,909)	(5,450)	(24,428)	(32,053)
Accretion of Preferred Series C Discount (5)	(414)	(126)	(402)	(1,438)	(126)
Dividends on Preferred Securities (4)(5)	(1,998)	(715)	(1,998)	(7,862)	(850)

Net Loss from Continuing Operations Available to the Common Shareholder	$(3,166)	$(13,624)	$(10,598)	$(27,495)	$(230,572)
Net Income/(Loss) from Discontinued Operations Available to the Common Shareholder	$31,501	$(16,045)	$(30,614)	$(7,505)	$(191,209)
Net Income/(Loss) Available to the Common Shareholder	$28,335	$(29,669)	$(41,212)	$(35,000)	$(421,781)

Interest on Convertible Trust Preferred Securities, Net of Tax for Cash EPS (6)	$626	$—	$—	$2,848	$—

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	67,637	63,255	67,554	66,697	47,528
Weighted Average Diluted Shares (6)	67,637	63,255	67,554	66,697	47,528
Weighted Average Diluted Shares for Cash Basis EPS	77,697	63,701	67,554	74,623	47,528

Net Income/(Loss) per Share - Basic and Diluted:
Net Loss per Share from Continuing Operations	$(0.05)	$(0.22)	$(0.16)	$(0.41)	$(4.85)
Net Income/(Loss) per Share from Discontinued Operations	$0.47	$(0.25)	$(0.45)	$(0.11)	$(4.02)
Net Income/(Loss) per Share	$0.42	$(0.47)	$(0.61)	$(0.52)	$(8.87)

RECONCILIATION OF GAAP NET INCOME/(LOSS) PER SHARE TO CASH EARNINGS/(LOSS) PER SHARE:
(on a Diluted Basis)

Net Income/(Loss) per Share (GAAP Basis)	$0.42	$(0.47)	$(0.61)	$(0.52)	$(8.87)
Cash Basis Adjustment (3)	0.16	0.51	0.17	0.74	7.86

Cash Basis Net Income/(Loss) Per Diluted Share (3)	$0.58	$0.04	$(0.44)	$0.22	$(1.01)

	Three Months Ended		Three Months Ended Sept 30, 2009	Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008		Dec 31 2009	Dec 31 2008
OPERATING RATIOS & STATISTICS:

Return on Average Equity	26.98%	(16.83)%	(18.78)%	1.37%	(60.81)%
Return on Average Assets	2.76%	(1.38)%	(2.05)%	0.15%	(5.49)%
Net Interest Margin	3.01%	3.09%	3.08%	3.14%	3.18%
Total Fees and Other Income/Total Revenue	50.78%	37.02%	40.04%	44.22%	46.29%
Loans Charged-off, Net	$18,370	$4,049	$7,091	$40,606	$192,485

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

AVERAGE BALANCE SHEET:	Three Months Ended Dec 31, 2009			Three Months Ended Dec 31, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,412,415	$6,684	1.89%	$1,018,726	$8,959	3.50%
Loans
Commercial and Construction	2,562,454	37,395	5.78%	2,577,325	40,686	6.25%
Residential Mortgage	1,472,035	18,883	5.13%	1,330,146	18,480	5.56%
Home Equity and Other Consumer	213,680	2,500	4.60%	182,882	2,277	4.90%

Total Earning Assets	5,660,584	65,462	4.60%	5,109,079	70,402	5.47%

Allowance for Loan Losses	(73,613)			(54,018)
Cash and due From Banks (Non-Interest Bearing)	27,113			70,698
Other Assets	663,149			2,031,109

TOTAL AVERAGE ASSETS	$6,277,233			$7,156,868

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$492,295	$728	0.59%	$378,485	$965	1.01%
Money Market	1,576,760	4,521	1.14%	1,066,672	6,102	2.28%
Certificate of Deposit	1,569,426	7,622	1.93%	1,354,808	11,161	3.28%

Total Deposits	3,638,481	12,871	1.40%	2,799,965	18,228	2.59%
Junior Subordinated Debentures and Other Long-term Debt	215,895	2,851	5.28%	313,202	3,952	5.05%
FHLB Borrowings and Other	721,999	6,916	3.75%	1,232,640	8,580	2.72%

Total Interest-Bearing Liabilities	4,576,375	22,638	1.96%	4,345,807	30,760	2.80%

Non-interest Bearing Demand Deposits	906,351			717,265
Payables and Other Liabilities	98,229			1,457,042

Total Liabilities	5,580,955			6,520,114
Redeemable Non-Controlling Interest	53,177			51,742
Stockholders’ Equity	643,101			585,012

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$6,277,233			$7,156,868

Net Interest Income		$42,824			$39,642
Net Interest Margin		3.01%			3.09%

AVERAGE BALANCE SHEET:	Twelve Months Ended Dec 31, 2009			Twelve Months Ended Dec 31, 2008
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE ASSETS
Earning Assets
Cash and Investments	$1,127,045	$30,530	2.71%	$894,128	$35,901	4.02%
Loans
Commercial and Construction	2,609,118	154,358	5.92%	2,607,435	172,757	6.63%
Residential Mortgage	1,370,119	72,214	5.27%	1,294,124	72,177	5.58%
Home Equity and Other Consumer	206,343	9,321	4.52%	154,157	9,888	6.41%

Total Earning Assets	5,312,625	266,423	5.01%	4,949,844	290,723	5.87%

Allowance for Loan Losses	(70,771)			(66,972)
Cash and due From Banks (Non-Interest Bearing)	25,677			53,417
Other Assets	688,852			2,066,375

TOTAL AVERAGE ASSETS	$5,956,383			$7,002,664

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$457,280	$3,240	0.71%	$484,182	$6,974	1.44%
Money Market	1,315,082	19,518	1.48%	1,129,668	30,534	2.70%
Certificate of Deposit	1,525,844	36,115	2.37%	1,189,606	44,088	3.71%

Total Deposits	3,298,206	58,873	1.78%	2,803,456	81,596	2.91%
Junior Subordinated Debentures and Other Long-term Debt	240,419	12,323	5.13%	391,065	18,158	4.64%
FHLB Borrowings and Other	817,830	28,633	3.50%	1,049,907	33,414	3.18%

Total Interest-Bearing Liabilities	4,356,455	99,829	2.29%	4,244,428	133,168	3.14%

Non-interest Bearing Demand Deposits	846,916			655,030
Payables and Other Liabilities	62,599			1,420,180

Total Liabilities	5,265,970			6,319,638
Redeemable Non-Controlling Interest	42,119			50,893
Stockholders’ Equity	648,294			632,133

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,956,383			$7,002,664

Net Interest Income		$166,594			$157,555
Net Interest Margin		3.14%			3.18%

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (7):	Dec 31, 2009	Dec 31, 2008	Sept 30, 2009

Commercial Loans:
New England	$943,740	$986,381	$1,077,227
Northern California	927,074	821,308	901,496
Southern California	231,684	220,636	233,899
Pacific Northwest	111,039	129,727	115,287

Total Commercial Loans	$2,213,537	$2,158,052	$2,327,909

Construction and Land Loans:
New England	$117,817	$107,991	$98,181
Northern California	161,839	225,536	182,448
Southern California	7,719	21,477	8,300
Pacific Northwest	28,286	76,713	47,827

Total Construction and Land Loans	$315,661	$431,717	$336,756

Residential Mortgage Loans:
New England	$1,113,842	$1,087,843	$1,116,088
Northern California	219,394	211,976	213,370
Southern California	124,212	29,204	120,175
Pacific Northwest	37,255	23,858	22,178

Total Residential Mortgage Loans	$1,494,703	$1,352,881	$1,471,811

Home Equity and Other Consumer Loans:
New England	$179,792	$87,619	$96,063
Northern California	74,192	78,159	69,502
Southern California	20,947	15,333	20,733
Pacific Northwest	5,278	2,683	4,308

Subtotal Home Equity and Other Consumer Loans	$280,209	$183,794	$190,606

Total Private Banking Loans	$4,304,110	$4,126,444	$4,327,082

	Dec 31, 2009	Dec 31, 2008	Sept 30, 2009
Allowance for Loan Losses:
New England	$27,363	$25,021	$27,131
Northern California	19,950	14,576	22,146
Southern California	11,659	10,455	11,698
Pacific Northwest	9,472	14,039	12,035

Total Allowance for Loan Losses	$68,444	$64,091	$73,010

Classified Loans (8):
New England	$22,697	$3,210	$14,376
Northern California	52,352	10,875	48,992
Southern California (10)	29,108	41,493	39,580
Pacific Northwest	37,573	34,968	44,755

Total Classified Loans	$141,730	$90,546	$147,703

Non-performing Assets:
New England	$9,216	$6,476	$10,408
Northern California	46,609	6,102	48,993
Southern California (11)	26,335	45,002	33,837
Pacific Northwest	24,778	19,248	23,042

Total Non-performing Assets	$106,938	$76,828	$116,280

Loans 30-89 Days Past Due:
New England	$6,658	$6,641	$2,185
Northern California	6,799	5,080	136
Southern California	4,259	6,276	5,713
Pacific Northwest	3,478	658	3,321

Total Loans 30-89 Days Past Due	$21,194	$18,655	$11,355

Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$555	$1,598	$546
Northern California	6,937	394	130
Southern California	5,065	386	2,410
Pacific Northwest	5,813	1,671	4,005

Total Net Loans Charged-off	$18,370	$4,049	$7,091

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

(1)	During the second quarter of 2009 the Company completed the sale of its affiliates Boston Private Value Investors and Sand Hill Advisors. In the third quarter of 2009 the Company completed the sale of its affiliates RINET and Gibraltar. In the fourth quarter of 2009 the Company completed the sale of its affiliate Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

Prior period AUM, for comparative purposes, was adjusted to exclude the assets managed from the divested companies.

(2)	The Company calculates tangible assets by adjusting total assets to exclude goodwill and intangible assets.

The Company calculates tangible common equity by adjusting total equity to exclude: the equity from the TARP funding (at par) of $154 million, and goodwill and intangible assets and includes the difference between redemption value and value per ARB 51 for redeemable non-controlling interests.

The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity to Tangible Assets ratio, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A reconciliation from the Company’s GAAP Total Equity to Total Assets ratio to the Non-GAAP Tangible Common Equity to Tangible Assets ratio is presented below:

	Dec 31, 2009	Dec 31, 2008	Sept 30, 2009
Total Balance Sheet Assets	$6,049,265	$7,282,835	$5,869,589
LESS: Goodwill and intangible assets, Net	(150,117)	(155,051)	(149,134)

Tangible Assets (non-GAAP)	5,899,148	7,127,784	5,720,455

Total Equity	651,154	648,676	619,176

LESS: Goodwill and intangible assets, Net	(150,117)	(155,051)	(149,134)
TARP Funding (at par)	(154,000)	(154,000)	(154,000)

ADD: Difference between redemption value of non-controlling interests and value under ARB 51	46,016	43,800	44,963

Total adjusting items	(258,101)	(265,251)	(258,171)

Tangible Common Equity (non-GAAP)	393,053	383,425	361,005

Total Equity/Total Assets	10.76%	8.91%	10.55%
Tangible Common Equity/Tangible Assets (non-GAAP)	6.66%	5.38%	6.31%

(3)	The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, non-cash valuation adjustments, and certain non-cash share based compensation plans (net of tax). The benefit on the portion of the purchase price allocated to goodwill is deferred under GAAP accounting but is included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The computation of cash earnings per share includes the effect of dividends paid or accrued on Preferred Securities but excludes the accretion of the beneficial conversion feature, the change in redemption values related to the redeemable noncontrolling interests and the accretion of the Preferred Series C Discount. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities.

(4)	Accretion of the beneficial conversion feature and dividends on the preferred securities that the Company issued during the third quarter of 2008. In accordance with EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversions, the beneficial conversion feature is accounted for as a preferred stock dividend and reduces the income available to common shareholders.

(5)	Accretion of the preferred discount and dividends on the preferred securities that the Company issued during the fourth quarter of 2008.

(6)	The diluted EPS computation for the three and twelve months ended December 31, 2008 and 2009 and for the three months ended September 30, 2009 does not assume: exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the Class B preferred securities; nor the exercise of the warrants because the results would have been antidilutive. As a result of the antidilution, the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended			Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008	Sept 30, 2009	Dec 31, 2009	Dec 31, 2008
Potential common shares from the convertible trust preferred securities	1,860,339	3,228,687	3,228,687	1,860,339	3,207,981
Potential common shares from the exercise or contingent issuance of the options or other dilutive securities	962,727	1,982,740	722,657	888,369	1,261,765
Potential common shares from the conversion of the Class B preferred stock	7,261,091	7,261,091	7,261,091	7,261,091	4,178,913
Potential common shares from the exercise of the warrants	—	361,496	—	—	368,849

In addition, if the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.6 million and $0.7 million for the three months ended and $2.8 million and $3.0 million for the twelve months ended December 31, 2009 and 2008, respectively, would be added back to net income for diluted EPS computations for the periods presented.

(7)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.

(8)	Classified loans include loans classified as either substandard or doubtful.

(9)	Gross impairment expense for the three months ended December 31, 2009 and 2008 was $1.7 million and $10.5 million, respectively, and $1.7 million, and $133.2 million for the twelve months ended December 31, 2009 and 2008, respectively.

(10)	Includes the non-strategic loans held for sale of $2.6 million, $12.8 million, and $27.2 million, at December 31, 2009, September 30, 2009, and December 31, 2008, respectively.

(11)	Includes the non-strategic loans held for sale of $3.6 million, $13.8 million, and $27.2 million, at December 31, 2009, September 30, 2009, and December 31, 2008, respectively.